Exhibit 99.1

Intelligent Bio Solutions Inc. Achieves Major Milestone with Over 1,000 Installed Intelligent Fingerprinting Drug Screening Readers as of June 30, 2024

NEW YORK, August 21, 2024 – Intelligent Bio Solutions Inc. (NASDAQ: INBS) (“INBS” or the “Company”), a leading innovator in non-invasive drug testing technology, today announced the installation of over 1,000 Intelligent Fingerprinting Drug Screening Readers with customers as of June 30, 2024. This achievement marks a significant milestone for INBS, underscoring the growing demand for the Company’s advanced drug screening technology.

In the fiscal year ending June 30, 2024, the Company sold 407 readers, a 26% increase from 323 readers sold in the prior fiscal year. As of June 30, 2024, the total number of installed readers was 1,037, a 65% increase from 630 installed readers as of June 30, 2023.

The Intelligent Fingerprinting Drug Screening System, consisting of a DSR-Plus portable analysis unit and tamper-proof cartridges, is designed to offer quick and reliable drug detection using lateral flow assay technology and fluorescence-labelled antibodies to analyze sweat from fingerprints. With results available within 10 minutes and a unique 16-hour detection window for drug use, the Intelligent Fingerprinting Drug Screening System is an ideal solution for workplace screening.

Harry Simeonidis, President and CEO at INBS, commented, “Our growth remains strong as we continue to increase the number of new reader and cartridge sales year on year. Reaching over 1,000 installed readers is a major milestone that demonstrates an increasing awareness of and demand for our non-invasive drug screening system. As we expand, we remain committed to supporting our loyal and growing customer base as they proactively tackle common workplace issues associated with drug use.”

The Company has also seen significant growth in cartridge sales, with a 20% year-over-year increase from 67,575 cartridges in 2023 to 81,075 cartridges in 2024. The repeat sales of these cartridges create a robust and ongoing revenue stream for INBS. Additionally, the Company is making progress towards FDA clearance, with the FDA provisionally determining that the cartridges of the Intelligent Fingerprinting Drug Screening System are a Class II type device that requires the submission of a pre-market notification 510(k) and the FDA’s clearance prior to marketing. Intelligent Bio Solutions is positioned for further expansion, both in the United States and internationally, as it continues to lead the way in non-invasive drug testing technology.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is dedicated to pioneering non-invasive medical technology solutions. Our mission is to deliver innovative, reliable, and user-friendly products that enhance drug testing and screening processes, ultimately contributing to safer and healthier workplaces.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Intelligent Bio Solutions Inc.

info@ibs.inc

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Investor & Media Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com